Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

[Logo graphic omitted]           PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)

Performance Securities with Partial Protection
UBS AG $5,500,000 SECURITIES LINKED TO THE DOW JONES-AIG COMMODITY INDEX(SM) DUE JANUARY 17, 2012

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date; Term:             January 17, 2012 (investment term of 5 years).

No Interest Payments:            We will not pay you interest during the term of
                                 the Securities.

Index: The return on the Securities is linked to the performance of the Dow Jones AIG Commodity Index(SM) (the "Index"). The Index is designed to be a diversified benchmark for commodities as an asset class. The Index is composed of nineteen futures contracts on physical commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc contracts, which trade on the London Metal Exchange (the "LME"). The Index was designed by AIG International Inc. ("AIGI") and is calculated by Dow Jones & Company, Inc. ("Dow Jones") in conjunction with AIGI.

Participation Rate:              150.15%

Payment at Maturity:             At maturity, you will receive a cash payment
                                 per $10 principal amount of the Securities based on the Index Return.

                                 o If the Index Return is positive, you will
                                   receive your principal plus an additional payment equal to 150.15% of the Index Return.

                                 o If the Index Return is between 0% and -20%,
                                   you will receive your full principal (a zero return).

                                 o If the Index Return is -20% or lower, you
                                   will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 20% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 80% OF YOUR PRINCIPAL AT MATURITY.

                                 See "Specific Terms of the Securities--Payment at Maturity" beginning on page S-30.

Index Return:                    Index Ending Level - Index Starting Level
                                 -----------------------------------------
                                              Index Starting Level

Index Starting Level:            155.88, the closing level of the Index on
                                 January 9, 2007 (the "trade date").

Index Ending Level:              The closing level of the Index on January 9,
                                 2012 (the "final valuation date").

No Listing:                      The Securities will not be listed or displayed
                                 on any securities exchange, the Nasdaq Global
                                 Market System or any electronic communications network.

CUSIP Number:                    90261J640

ISIN Number:                     US90261J6405

To help investors identify appropriate structured investment products ("Structured Products"), UBSorganizes its Structured Products into four categories:Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The securities offered hereby are classified byUBS as a Performance Solution for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Categorization" on page S-3.

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Security                 100%             0.85%           99.15%
Total                     $5,500,000         $46,750        $5,453,250

UBS INVESTMENT BANK

Prospectus Supplement dated January 9, 2007

--------------------------------------------------------------------------------

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE SECURITIES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES. THE INFORMATION IN THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE SECURITIES?

The Performance Securities with Partial Protection (the "Securities") are medium-term notes issued by UBS, offering principal protection against a decline of up to 20% in the Dow Jones AIGCommodity Index(SM) (the "Index") and 150.15% participation in any appreciation of the Index. The return on the Securities is linked to the performance of the Index, expressed as a percentage, from the trade date to the final valuation date. The Index Return, which may be positive or negative, will be calculated as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                      Index Starting Level

where the "Index Starting Level" is 155.88, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

The Index is designed to be a highly liquid and diversified benchmark for commodities as an asset class. The Index is composed of nineteen futures contracts on physical commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc contracts, which trade on the London Metal Exchange. The Index was designed by AIG International Inc. ("AIGI") and is calculated by Dow Jones & Company, Inc. ("Dow Jones") in conjunction with AIGI.

For further information concerning the Index, see "The Dow Jones-AIG Commodity Index on page S-17.

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return.

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 150.15% of the Index Return.

> If the Index Return is between 0% and -20%, you will receive your full principal (a zero return).

> If the Index Return is -20% or lower, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. For example, an Index Return of -25.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 20% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 80% OF YOUR PRINCIPAL AT MATURITY.

We will not pay you interest during the term of the Securities.

For further information concerning the calculation of the return on the Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-30.

--------------------------------------------------------------------------------
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


--------------------------------------------------------------------------------

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Securities provide the opportunity for participation at a Participation Rate of 150.15% in any appreciation of the Index from the trade date relative to the final valuation date.

> PARTIAL PRINCIPAL PROTECTION--At maturity, your principal is fully protected against a decline of up to 20% in the Index. If the Index Return is -20% or lower, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%.

> MINIMUM INVESTMENT--Your minimum investment is 10,000 Securities at a principal amount of $10.00 per Security (for a total minimum purchase of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Securities.

SELECTED RISK CONSIDERATIONS

An investment in the Securities involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> AT MATURITY, THE PRINCIPAL OF THE SECURITIES IS EXPOSED TO ANY DECLINE IN THE INDEX IN EXCESS OF 20%--If the Index Return is -20% or lower, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 20% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 80% OF YOUR PRINCIPAL AT MATURITY.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE SECURITIES TO MATURITY--You should be willing to hold your Securities to maturity. If you sell your Securities in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the Index of up to 20%.

> MARKET RISK--The return on the Securities, which may be positive or negative, is linked to the performance of the Index, and will depend on whether, and the extent to which, the Index Return is positive or negative.

> POTENTIAL OVERCONCENTRATION--The exchange-traded physical commodities underlying the futures contracts included in the Index from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. See "The Dow Jones-AIG Commodity Index --Diversification Rules" on page S-22.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Securities.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES--The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.

--------------------------------------------------------------------------------
S-2

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THE SECURITIES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to invest in the Securities based on the Participation Rate of 150.15%.

> You are willing to accept the risk of fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities, in particular.

> You seek an investment with a return linked to the performance of the Index.

> You seek an investment that offers partial principal protection when the Securities are held to maturity.

>    You are willing to hold the Securities to maturity.

>    You do not seek current income from this investment.

THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You are not willing to be exposed to fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities, in particular.

>    You believe the Index Return will be negative.

>    You are unable or unwilling to hold the Securities to maturity.

>    You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

> You will create an overconcentrated position in the commodities sector of your portfolio by owning the Securities.

>    You seek an investment for which there will be an active secondary market.

STRUCTURED PRODUCT CATEGORIZATION

To help investors identify appropriate Structured Products, UBSorganizes its Structured Products, including the Securities offered hereby, into four categories:Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions.The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

     Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

     Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

--------------------------------------------------------------------------------
                                                                             S-3

--------------------------------------------------------------------------------

     Performance Solutions are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

     Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Buffer protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Partial protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent protection", if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price of the underlying asset. In order to benefit from any of principal protection investors must hold the Security until maturity.

Classification of Structured Products into categories is not intended to guarantee particular results of performance.

WHAT ARE THE TAX CONSEQUENCES OF THE SECURITIES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-38 AND DISCUSS THE TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION WITH YOUR TAX ADVISOR.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled forward contract with respect to the Index. If your Securities are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss would generally be long term capital gain or loss if you have held your Securities for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR SECURITIES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE SECURITIES, IT IS POSSIBLE THAT YOUR SECURITIES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL U.S. TAX CONSIDERATIONS--ALTERNATIVE TREATMENTS" ON PAGE S-39.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

STEP 1: CALCULATE THE INDEX RETURN.

The "Index Return" is calculated based on the closing level of the Index on the trade date relative to the final valuation date and is calculated as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                     Index Starting Level

where the Index Starting Level is 155.88 and the Index Ending Level will be the closing level of the Index on the final valuation date.

--------------------------------------------------------------------------------
S-4

--------------------------------------------------------------------------------

STEP 2: CALCULATE THE PAYMENT AT MATURITY.

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return:

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 150.15% of the Index Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Participation Rate x Index Return)).

> If the Index Return is between 0% and -20%, you will receive your full principal (a zero return).

> If the Index Return is -20% or lower, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. For example, an Index Return of -25.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Index Return + 20%)).

IF THE INDEX HAS DECLINED BY MORE THAN 20% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 80% OF YOUR PRINCIPAL AT MATURITY.

--------------------------------------------------------------------------------
                                                                             S-5

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HYPOTHETICAL EXAMPLES OF HOW THE SECURITIES PERFORM AT MATURITY

The examples below are based on the following assumptions:

  ----------------------------------------------------------------------------
  Principal Amount:                         $10.00
  Index Starting Level:                     155.88
  Participation Rate:                       150.15% if the Index Return is
                                            positive
  Partial Principal Protection:             -20%
  Investment Term:                          5 years
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  EXAMPLE 1 -- THE INDEX RETURN IS 50%
  ----------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES

   If we assume that the Index Ending Level is 233.82, the Index Return would therefore be 50%. The investor would receive at maturity the principal amount of each SECURITY plus a payment equal to 150.15% the Index Return, as set forth below:

     o    Principal amount of each SECURITY =                          $10.00

     plus

     o    Principal amount of each SECURITY x 150.15% x Index Return

          $10.00 x 150.15% x 50% =                                     $ 7.51
                                                                     --------
                                                               TOTAL:  $17.51
                                                                     ========
  INVESTOR RECEIVES $17.51 AT MATURITY FOR EACH SECURITY (A 75.10% TOTAL
  RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX

     o    Principal amount =                                           $10.00

     plus

     o    Principal amount x Index Return

          $10.00 x 50% =                                               $ 5.00
                                                                     --------
                                                               TOTAL:  $15.00
                                                                     ========

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $15.00 (A 50% TOTAL
  RETURN).
  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------
  EXAMPLE 2 -- THE INDEX RETURN IS 120%
  ----------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES

   If we assume that the Index Ending Level is 342.94, the Index Return would therefore be 120%. The investor would receive at maturity the principal amount of each SECURITY plus a payment equal to 150.15% of the Index Return, as set forth below:

     o    Principal amount of each SECURITY =                          $10.00

     plus

     o    Principal amount of each SECURITY x 150.15% x Index Return

          $10.00 x 150.15% x 120% =                                    $18.02
                                                                     --------
                                                               TOTAL:  $28.02
                                                                     ========
  INVESTOR RECEIVES $28.02 AT MATURITY FOR EACH SECURITY (A 180.02% TOTAL
  RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX

     o    Principal amount =                                           $10.00

     plus

     o    Principal amount x Index Return

          $10.00 x 120% =                                              $12.00
                                                                     --------
                                                               TOTAL:  $22.00
                                                                     ========

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $22.00 (A 120% TOTAL
  RETURN).
  ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
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


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  ----------------------------------------------------------------------------
  EXAMPLE 3 -- THE INDEX RETURN IS -20%
  ----------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES

   If we assume that the Index Ending Level is 124.70, the Index Return would therefore be -20%. Since the Securities provide partial principal protection for up to a 20% decline in the Index, the investor would receive at maturity the full principal amount, as set forth below:

   Principal amount of each Security =                                 $10.00
                                                               TOTAL:  $10.00
                                                                     ========

  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH SECURITY (A 0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX

     o    Principal amount =                                           $10.00

     plus

     o    Principal amount x Index Return

          $10.00 x (-20%) =                                            -$2.00
                                                                     --------
                                                               TOTAL:  $ 8.00
                                                                     ========

  ON A $10.00 INVESTMENT,  AN INVESTOR WOULD RECEIVE $8.00 (A 20% LOSS).
  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------
  EXAMPLE 4 -- THE INDEX RETURN IS -50%
  ----------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES

   If we assume that the Index Ending Level is 77.94, the Index Return would therefore be -50%, which is less than -20%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every 1% (or fraction thereof) the Index Return is below -20%, as set forth below:

     o    Principal amount of each SECURITY =                          $10.00

     plus

     o    Principal amount of each SECURITY x (Index Return + 20%)

          $10.00 x (-50% + 20%)
          $10.00 x (-30%) =                                            -$3.00
                                                                     --------
                                                               TOTAL:   $7.00
                                                                     ========

  INVESTOR RECEIVES $7.00 AT MATURITY FOR EACH SECURITY (A 30% LOSS).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX

     o    Principal amount =                                           $10.00

     plus

     o    Principal amount x Index Return

          $10.00 x (-50%) =                                            -$5.00
                                                                     --------
                                                               TOTAL:   $5.00
                                                                     ========

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $5.00 (A 50% LOSS).
  ----------------------------------------------------------------------------

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                                                                             S-7

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RETURN PROFILE AT MATURITY

The graph and table set forth below show the return on an investment in the Securities for Index Returns ranging from -100% to +100% over the full term of the Securities.

  ----------------------------------------------------------------------------
  ASSUMPTIONS:
  ----------------------------------------------------------------------------
  Initial Investment:                $10
  Index Starting Level               155.88
  Participation Rate:                150.15% if the Index Return is positive
  Partial Principal Protection:      -20%
  Index Performance:                 100% to -100%
  Term:                              5 years
  ----------------------------------------------------------------------------

  ----------------------------------   ---------------------------------------
    Performance of the Index                 Performance of the Securities
  ----------------------------------   ---------------------------------------
     Index            Index              Securities Payment     Securities
  Ending Level       Return*                 at Maturity          Return*
  ----------------------------------   ---------------------------------------
      311.76          100.0%                    $25.02               150.2%
      296.17           90.0%                    $23.51               135.1%
      280.58           80.0%                    $22.01               120.1%
      249.41           60.0%                    $19.01                90.1%
      218.23           40.0%                    $16.01                60.1%
      187.06           20.0%                    $13.00                30.0%
      171.47           10.0%                    $11.50                15.0%
  ----------------------------------   ---------------------------------------
      155.88            0.0%                    $10.00                 0.0%
  ----------------------------------   ---------------------------------------
      140.29          -10.0%                    $10.00                 0.0%
  ----------------------------------   ---------------------------------------
      124.70          -20.0%                    $10.00                 0.0%
      109.12          -30.0%                     $9.00               -10.0%
       93.53          -40.0%                     $8.00               -20.0%
       31.18          -80.0%                     $4.00               -60.0%
       15.59          -90.0%                     $3.00               -70.0%
        0.00         -100.0%                     $2.00               -80.0%
  ----------------------------------   ---------------------------------------

* Percentages have been rounded for ease of analysis

                                [Graph omitted]

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S-8


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Risk Factors

Your investment in the Securities will involve risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the Dow Jones-AIG Commodity Index(R) (the "Index"), and you may lose some of the principal amount you invest. As described in more detail below, the trading price of the Securities may vary considerably before the maturity date, due, among other things, to fluctuations in the price of commodities that make up the Index (the "Index Commodities") and other events that are difficult to predict and beyond our control. Investing in the Securities is NOT equivalent to investing directly in the Index Commodities comprised by the Index or the Index itself. This section describes the most significant risks relating to an investment in the Securities. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE SECURITIES.

YOU MAY LOSE SOME OF YOUR PRINCIPAL.

The Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Securities. Instead, we will pay you in cash at maturity an amount based on the performance of the Index, subject to partial principal protection for declines of up to 20% in the Index. The Securities are exposed to a decline in the Index greater than 20%. You will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. For example, an Index Return of -25.5% will result in a 5.5% loss of principal. ACCORDINGLY, YOU MAY LOSE UP TO 80% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES AT MATURITY IF THE INDEX DECLINES BY MORE THAN 20% OVER THE TERM OF THE SECURITIES.

THE MARKET VALUE OF THE SECURITIES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE COMMODITIES PRICES.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors described in detail in the paragraphs below that may influence the market value of the Securities include:

> the volatility of the Index (I.E., the frequency and magnitude of changes in the level of the Index);

> the market price of the Index Commodities or the exchange-traded futures contracts on the Index Commodities;

>    the time remaining to the maturity of the Securities;

> supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market price of the Index Commodities or the exchange-traded futures contracts comprised by the Index, or that affect commodities and futures markets generally; or

>    the creditworthiness of UBS.

RISK FACTORS
--------------------------------------------------------------------------------

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE SECURITIES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Index of up to 20%.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE SECURITIES.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, may bear little relation to the historical performance of the Index. The trading prices of exchange-traded futures contracts on the Index Commodities will determine the level of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN INDEX COMMODITIES, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON INDEX COMMODITIES OR THE INDEX, MAY IMPAIR THE MARKET VALUE OF THE SECURITIES.

As described below under "Use of Proceeds and Hedging" on page S-36, UBS or its affiliates may hedge their obligations under the Securities by purchasing Index Commodities, futures or options on Index Commodities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Commodities or the Index, and they may adjust these hedges by, among other things, purchasing or selling Index Commodities, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in Index Commodities and other investments relating to Index Commodities or the Index on a regular basis as part of their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Commodities or of the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Commodities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders' interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other

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derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Securities.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE INDEX OR THE MARKET VALUE OF THE SECURITIES.

UBS and its affiliates publish research from time to time on commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates have published research or other opinions that calls into question a passive investment in commodities and opines that commodities may not provide an effective inflation hedge or portfolio diversification benefits relative to other investments. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice.

The Securities are linked to an Index that is intended to passively track the prices of a basket of commodities. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR HAVE RIGHTS IN THE EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX COMMODITIES.

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that holders of the underlying exchange-traded futures contracts on the Index Commodities may have.

TRADING AND OTHER TRANSACTIONS BY AIGI AND DOW JONES IN THE FUTURES CONTRACTS COMPRISED BY THE INDEX AND THE UNDERLYING COMMODITIES MAY AFFECT THE VALUE OF THE INDEX.

AIGI and its affiliates actively trade futures contracts and options on futures contracts on the Index Commodities. AIGI and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Index. Certain of AIGI's affiliates may underwrite or issue other securities or financial instruments indexed to the Index and related indices, and Dow Jones and AIGI and certain of their affiliates may license the Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Index. For instance, a market maker in a financial instrument linked to the performance of the Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Index components in order to hedge the market maker's position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of AIGI, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH DOW JONES AND AIGI AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with Dow Jones and AIGI in any way (except for licensing arrangements discussed below in "The Dow Jones-AIG Commodity Index" beginning on page S-17) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. Neither Dow Jones nor AIGI is under any obligation to continue to calculate the Index or required to calculate any successor index. If

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Dow Jones and AIGI discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to an index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Securities--Market Disruption Event" on page S-31 and "Specific Terms of the Securities--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-34.

The information in "The Dow Jones-AIG Commodity Index" section beginning on page S-17 has been taken from (i) publicly available sources and (ii) a summary of the Dow Jones-AIG Commodity Index Handbook (a document that is considered proprietary to Dow Jones and AIGI and is available to those persons who enter into a license agreement available at http://www.djindexes.com/mdsidx/index.cfm?event=showAigRequest). Such information reflects the policies of, and is subject to change by, Dow Jones and AIGI. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Index, AIGI and Dow Jones. Dow Jones and AIGI are not involved in the offer of the Securities in any way and have no obligation to consider your interests as a holder of the Securities.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Securities--Role of Calculation Agent" on page S-35. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting Index Commodities or the Index has occurred or is continuing on the day when the calculation agent will determine the Index Ending Level. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index Ending Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, then the calculation agent will instead use the closing level of the Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Securities--Market Disruption Event" on page S-31.

SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF YOUR SECURITIES.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum

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RISK FACTORS
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price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Securities.

RISKS ASSOCIATED WITH THE INDEX MAY ADVERSELY AFFECT THE MARKET PRICE OF THE SECURITIES.

Because the Securities are linked to the Index, which reflects the return on futures contracts on different exchange-traded physical commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Index for the following year. However, Dow Jones and AIGI may not discover every discrepancy. Furthermore, the annual weightings for the Index are determined each year in June and announced in July by AIGI under the supervision of an Index Oversight Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Index and has no obligation to take the needs of any parties to transactions involving the Index into consideration when reweighting or making any other changes to the Index. Finally, subject to the minimum/maximum diversification limits described in "The Dow Jones-AIG Commodity Index--Diversification Rules" on page S-22, the exchange-traded physical commodities underlying the futures contracts included in the Index from time to time are concentrated in a limited number of sectors, particularly agriculture and, in the case of the DJAIG Index, energy. An investment in the Securities may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

HIGHER FUTURE PRICES OF THE INDEX COMMODITIES RELATIVE TO THEIR CURRENT PRICES MAY DECREASE THE AMOUNT PAYABLE AT MATURITY.

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that the Index comprises approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as "rolling," If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the Index, such as gold, have historically traded in "contango" markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the Index and, accordingly, adversely affect the market value of your Securities.

CHANGES THAT AFFECT THE CALCULATION OF THE INDEX WILL AFFECT THE MARKET VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Dow Jones and AIGI, a subsidiary of American International Group, Inc., concerning the methodology and calculation of the Index, additions, deletions or substitutions of the Index Commodities

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or exchange-traded futures contracts on the Index Commodities could affect the
Index and, therefore, could affect the amount payable on the Securities at maturity, and the market value of the Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if Dow Jones and AIGI, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Index, or if Dow Jones and AIGI discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Starting Level or the Index Ending Level are not available because of a market disruption event or for any other reason, the calculation agent--which will initially be UBS Securities LLC, an affiliate of the Issuer--will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Ending Level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Index Ending Level by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

COMMODITY PRICES MAY CHANGE UNPREDICTABLY, AFFECTING THE INDEX AND THE LEVEL OF THE INDEX AND THE VALUE OF YOUR SECURITIES IN UNFORESEEABLE WAYS.

Trading in futures contracts associated with the Index Commodities is speculative and can be extremely volatile. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments and changes in interest rates. These factors may affect the level of the Index and the value of your Securities in varying ways, and different factors may cause the value of different commodities included in the Index, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

THE FORMULA FOR DETERMINING THE REDEMPTION AMOUNT DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE INDEX.

Changes in the Index during the term of the Securities before the final valuation date will not be reflected in the calculation of the cash payment payable at maturity. The calculation agent will calculate such cash payment by comparing only the level of the Index on the trade date and the level of the Index on the final valuation date. No other index levels will be taken into account. As a result, you may not receive a positive return on your investment even if the Index level has risen at certain times during the term of the Securities before falling to a level below the Index Starting Level on the final valuation date.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR HAVE RIGHTS IN THE EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX COMMODITIES.

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that holders of the exchange-traded futures contracts on the Index Commodities may have.

THE SECURITIES ARE INDEXED TO THE DOW JONES-AIG COMMODITY INDEX(SM).

The Securities are linked to the Dow Jones-AIG Commodity Index(SM), which, as discussed below, reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the respective indices. The Dow Jones-AIG Commodity Index Total Return(SM) is a total return index which, in addition to reflecting those returns, also reflects interest that could be earned on cash collateral invested in 3-month U.S. Treasury bills. Because the Securities are linked to the Dow Jones-AIG Commodity Index(SM), the return on the Securities will not include the total return feature.


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INDEX CALCULATION DISRUPTION EVENTS MAY REQUIRE AN ADJUSTMENT TO THE CALCULATION
OF THE INDEX.

At any time during the term of the Securities, the daily calculation of the Index may be adjusted in the event that AIGI determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day; the settlement price of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day's settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Index; or, with respect to any futures contract used in the calculation of the Index that trades on the LME, a business day on which the LME is not open for trading. Any such index calculation disruption events may have an adverse impact on the value of the Index or the manner in which it is calculated. See "The Dow Jones-AIG Commodity Index--Index Calculation Disruption Events" on page S-23.

AIGI MAY BE REQUIRED TO REPLACE A DESIGNATED CONTRACT IF THE EXISTING FUTURES CONTRACT IS TERMINATED OR REPLACED.

A futures contract known as a "Designated Contract" has been selected as the reference contract for each underlying physical commodity. See "Composition of the Index--Designated Contracts for each Commodity" on page S-20. Data concerning this Designated Contract will be used to calculate the Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the Dow Jones-AIG Commodity Index Oversight Committee, if available, to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value the Index.

UBS HAS A NON-EXCLUSIVE RIGHT TO USE THE INDEX.

UBS has been granted non-exclusive rights to use the Index and related service marks and trademarks in connection with the Securities. If UBS breaches its obligations under a license, AIGI and Dow Jones will have the right to terminate the license. If AIGI and Dow Jones choose to terminate the license agreement, UBS still has the right to use the Index and related service marks and trademarks in connection with the Securities until their maturity, provided that UBS cures its breach within thirty days of the termination of the license. If UBS fails to cure this breach, it may become difficult for UBS to determine the redemption amount of the Securities. The calculation agent in this case will determine the Index Ending Level or the fair market value of the Securities--and thus the amount payable at maturity--in a manner it considers appropriate in its reasonable discretion.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE SECURITIES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Securities?" in the summary section of page S-4, "Supplemental U.S. Tax Considerations" beginning on page S-38, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.


                                                                            S-15
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THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS
LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.


S-16


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--------------------------------------------------------------------------------

The Dow Jones-AIG Commodity Index

The following is a description of the Dow Jones-AIG Commodity Index(SM) (the "Index"), including, without limitation, their make-up, method of calculation and changes in their components. The information in this description has been taken from (i) publicly available sources and (ii) a summary of the Dow Jones-AIG Commodity Index Handbook (a document that is considered proprietary to Dow Jones and AIGI and is available to those persons who enter into a license agreement available at http://www.djindexes.com/mdsidx/index.cfm?event=showAigRequest). Such information reflects the policies of, and is subject to change by, Dow Jones and AIGI. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Indices, AIGI and Dow Jones. Dow Jones and AIGI are not involved in the offer of the Securities in any way and have no obligation to consider your interests as a holder of the Securities. Dow Jones and AIGI have no obligation to continue to publish the Indices, and may discontinue publication of either Index at any time in their sole discretion.

OVERVIEW

The Index was introduced in July 1998 to provide unique, diversified, economically rational and liquid benchmarks for commodities as an asset class. The Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity future markets, please see --The "Commodity Futures Markets" on page S-28 to this section. The commodities included in the Index for 2007 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gas (RBOB), wheat and zinc.

The Index is a proprietary index that Dow Jones and AIGI developed and that Dow Jones, in conjunction with AIGI, calculates. The methodology for determining the composition and weighting of the Index and for calculating their value is subject to modification by Dow Jones and AIGI at any time. At present, Dow Jones disseminates the level of each Index from 8:00 a.m. to 3:00 p.m. (New York time) and publishes a daily Index level at approximately 4:00 p.m. (New York time), on each DJ-AIG Business Day (as defined below) on Reuters page AIGCI1. Index levels can also be obtained from the official websites of both Dow Jones and AIGI, and are published in THE WALL STREET JOURNAL. A "DJ-AIG Business Day" is a day on which the sum of the applicable Commodity Index Percentages (as defined below in "Annual Reweightings and Rebalancings of the Indicies") for the Index Commodities that are open for trading is greater than 50%.

AIGI and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Index, as well as commodities, including commodities included in the indices. AIGI and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives and related instruments which are linked to the performance of commodities or are linked to the performance of the Index. Certain of AIGI's affiliates may underwrite or issue other securities or financial instruments indexed to the Index and related indices, and AIGI and Dow Jones and their affiliates may license the Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the level of either Index. For instance, a market maker in a financial instrument linked to the performance of the Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Index components in order to hedge the market maker's position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of AIGI, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.


                                                                            S-17


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THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

THE DOW JONES-AIG COMMODITY INDEX OVERSIGHT COMMITTEE

Dow Jones and AIGI have established the Dow Jones-AIG Commodity Index Oversight Committee to assist them in connection with the operation of the commodity indices published by Dow Jones and AIGI, including the Index. The Dow Jones-AIG Commodity Index Oversight Committee includes prominent members of the financial, academic and legal communities selected by AIGI and meets annually to consider any changes to be made to the indices for the coming year. The Dow Jones-AIG Commodity Index Oversight Committee may also meet at such other times as may be necessary.

As described in more detail below, the Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June or July by AIGI under the supervision of the Dow Jones-AIG Commodity Index Oversight Committee. Following the Dow Jones-AIG Commodity Index Oversight Committee's annual meeting in June or July, the annual weightings are publicly announced in July.


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THE DOW JONES-AIG COMMODITY INDEX
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FOUR MAIN PRINCIPLES GUIDING THE CREATION OF THE DOW JONES-AIG COMMODITY INDEX

The Index was created using the following four main principles:

> ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Index uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities.

     The Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (E.G., gold) relative to non-storable commodities (E.G., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

> DIVERSIFICATION. A second major goal of the Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Index is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

> CONTINUITY. The third goal of the Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Indices from year to year. The Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Index.

> LIQUIDITY. Another goal of the Index is to be highly liquid. The explicit inclusion of liquidity as a weighting factor helps to ensure that the indices can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Index and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIGI.

THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

COMPOSITION OF THE INDEX

COMMODITIES AVAILABLE FOR INCLUSION IN THE INDEX

The commodities that have been selected for possible inclusion in the Index are believed by Dow Jones and AIGI to be sufficiently significant to the world economy to merit consideration for inclusion in the Indices, and each such commodity is the subject of a qualifying related futures contract (a "Designated Contract").

With the exception of several LME contracts, where the Dow Jones-AIG Commodity Index Oversight Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones-AIG Commodity Index Oversight Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the Dow Jones-AIG Commodity Index Oversight Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The 23 potential commodities that may be included in the Index in a given year currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, cattle, hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline (RBOB), wheat and zinc.

The composition of the Index for 2007 was approved by the Dow Jones-AIG Index Oversight Committee at a meeting held in July 2006. The 2007 reweighting and rebalancing of the Index took place in January 2007. The 19 Index Commodities selected for inclusion in the Index for 2007 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gas (RBOB), wheat and zinc.

The Designated Contracts for the commodities included in the Index as of January 9, 2007, and their relative weights, are as follows:

                           DJAIG COMMODITY COMPOSITION

[The following data represents a graph in the printed piece:]


Natural Gas                 8%
Crude Oil                  10%
Unleaded Gas                3%
Heating Oil                 3%
Live Cattle                 5%
Lean Hogs                   4%
Wheat                       6%
Corn                        9%
Soybeans                    8%
Aluminum                    7%
Copper                      7%
Zinc                        5%
Nickel                      5%
Gold                        6%
Silver                      2%
Sugar                       2%
Cotton                      3%
Coffee                      3%
Soybean Oil                 3%

THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

                           INDEX COMMODITY COMPOSITION

The following table shows the Designated Contract for each commodity eligible for inclusion in the Index for 2006.


---------------------------------------------------------------------------------------------------------------------------
COMMODITY            DESIGNATED CONTRACT               EXCHANGE           UNITS                 PRICE QUOTE
---------------------------------------------------------------------------------------------------------------------------
Aluminum             High Grade Primary Aluminum       LME                25 metric tons        $/metric ton
Cocoa                Cocoa                             NYBOT              10 metric tons        $/metric ton
Coffee               Coffee "C"                        NYBOT              37,500 lbs            cents/pound
Copper               Copper                            COMEX              25,000 lbs            cents/pound
Corn                 Corn                              CBOT               5,000 bushels         cents/bushel
Cotton               Cotton                            NYCE               50,000 lbs            cents/pound
Crude Oil            Light, Sweet Crude Oil            NYMEX              1,000 barrels         $/barrel
Gold                 Gold                              COMEX              100 troy oz.          $/troy oz.
Heating Oil          Heating Oil                       NYMEX              42,000 gallons        cents/gallon
Lead                 Refined Standard Lead             LME                25 metric tons        $/metric ton
Live Cattle          Live Cattle                       CME                40,000 lbs            cents/pound
Lean Hogs            Lean Hogs                         CME                40,000 lbs            cents/pound
Natural Gas          Henry Hub Natural Gas             NYMEX              10,000 mmbtu          $/mmbtu
Nickel               Primary Nickel                    LME                6 metric tons         $/metric ton
Platinum             Platinum                          NYMEX              50 troy oz.           $/troy oz.
Silver               Silver                            COMEX              5,000 troy oz.        cents/troy oz.
Soybeans             Soybeans                          CBOT               5,000 bushels         cents/bushel
Soybean Oil          Soybean Oil                       CBOT               60,000 lbs            cents/pound
Sugar                World Sugar No. 11                NYBOT              112,000 lbs           cents/pound
Tin                  Refined Tin                       LME                5 metric tons         $/metric ton
Unleaded Gasoline*   Reformulated Blendstock for       NYMEX              42,000 gal            cents/gallon
                       Oxygen Blending
Wheat                Wheat                             CBOT               5,000 bushels         cents/bushel
Zinc                 Special High Grade Zinc           LME                25 metric tons        $/metric ton

* AS ANNOUNCED BY THE OVERSIGHT COMMITTEE ON MARCH 3, 2006, THE NEW YORK HARBOUR UNLEADED GASOLINE ("HU") CONTRACT WAS REPLACED IN APRIL 2006 BY THE REFORMULATED GASOLINE BLENDSTOCK FOR OXYGEN BLENDING ("RB") FUTURES CONTRACT. THE TRANSITION OCCURRED DURING THE REGULARLY SCHEDULED APRIL 2006 ROLL PERIOD. THE LAST HU CONTRACT WAS THE MAY 2006 EXPIRATION. THE FIRST RB CONTRACT WAS THE JULY 2006 EXPIRATION. NO CHANGES TO THE COMMODITY INDEX MULTIPLIERS OCCURRED AS A RESULT OF THIS TRANSITION.

COMMODITY GROUPS

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Index are assigned to Commodity Groups. The Commodity Groups, and the commodities included in each Commodity Group, with respect to the Index are as follows:

                          COMMODITY SECTOR COMPOSITION

[The following data represents a graph in the printed piece:]

Precious Metals              9%
Softs                        8%
Vegetable Oil                3%
Energy                      24%
Livestock                    9%
Grains                      23%
Industrial Metals           24%

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THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

                            INDEX SECTOR COMPOSITION

---------------------------------------------------------------------------------------------------------------------------
COMMODITY GROUP:                 COMMODITIES:                 COMMODITY GROUP:                COMMODITIES:
--------------------------------------------------------     --------------------------------------------------------------
Energy                           Crude Oil                    Livestock                       Lean Hogs
                                 Heating Oil                                                  Live Cattle
                                 Natural Gas
                                 Unleaded Gas (RBOB)

Precious Metals                  Gold                         Grains                          Corn
                                 Platinum                                                     Soybeans
                                 Silver                                                       Wheat

Industrial Metals                Aluminum                     Softs                           Cocoa
                                 Copper                                                       Coffee
                                 Lead                                                         Cotton
                                 Nickel                                                       Sugar
                                 Tin
                                 Zinc                         Vegetable Oil                   Soybean Oil



     DETERMINATION OF RELATIVE WEIGHTINGS

     The relative weightings of the component commodities included in the Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Index, liquidity is measured by the Commodity Liquidity Percentage ("CLP") and production by the Commodity Production Percentage ("CPP"). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the applicable index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the applicable index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage ("CIP") for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in each index (the "Index Commodities") and their respective percentage weights.

     DIVERSIFICATION RULES

     The Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Index as of January of the applicable year:

     > No related group of commodities designated as a "Commodity Group" (E.G., precious metals, livestock, grains or, with respect to the Index, energy) may constitute more than 33% of the index.

     >    No single commodity may constitute more than 15% of the Index.

     > No single commodity, together with its derivatives (E.G., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Index.

     > No single commodity that is in the Index may constitute less than 2% of the Index.

THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

     Following the annual reweighting and rebalancing of the Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

     COMMODITY INDEX MULTIPLIERS

     Following application of the diversification rules discussed above, CIPs are incorporated into the Index by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the "CIM Determination Date"), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Index, are used to determine a Commodity Index Multiplier ("CIM") for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

CALCULATIONS

The Index is calculated by Dow Jones, in conjunction with AIGI, by applying the impact of the changes to the futures prices of commodities included in the Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Indices is a mathematical process whereby the CIMs for the Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior index level to calculate the current index level. Dow Jones disseminates the index level approximately every fifteen (15) seconds (assuming the index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes a daily index level at approximately 4:00 p.m. (New York time) on each DJ-AIG Business Day on Reuters page AIGCI1. Index levels can also be obtained from the official websites of both Dow Jones and AIGI and are also published in THE WALL STREET JOURNAL.

THE INDEX IS A ROLLING INDEX

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as "rolling" a futures position. The Index is a "rolling index."

INDEX CALCULATION DISRUPTION EVENTS

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of an index will be adjusted in the event that AIGI determines that any of the following index calculation disruption events exists:

(a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the index on that day,

(b) the settlement price of any futures contract used in the calculation of the index reflects the maximum permitted price change from the previous day's settlement price,

(c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the index, or

(d) with respect to any futures contract used in the calculation of the Index that trades on the LME, a business day on which the LME is not open for trading.

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THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Commodities will result in holders of the Securities receiving a positive return on their investment. The closing level of the Index on January 9, 2007 was 155.88.

The chart below shows the performance of the Index from January 30, 1998 through January 9, 2007.

    DATE         SETTLEMENT PRICE              DATE         SETTLEMENT PRICE
--------------------------------------------------------------------------------
  1/30/98                111.926            3/29/02                  99.588
  2/27/98                106.689            4/30/02                  99.431
  3/31/98                106.516            5/31/02                  97.755
  4/30/98                104.683            6/28/02                  99.518
  5/29/98                 99.122            7/31/02                  98.826
  6/30/98                 96.561            8/30/02                 102.581
  7/31/98                 90.354            9/30/02                 106.294
  8/31/98                 84.267            10/31/02                105.053
  9/30/98                 90.447            11/29/02                105.247
  10/30/98                87.457            12/31/02                110.276
  11/30/98                80.845            1/31/03                 118.644
  12/31/98                77.803            2/28/03                 122.526
  1/29/99                 77.189            3/31/03                 113.171
  2/26/99                 74.241            4/30/03                 112.36
  3/31/99                 81.023            5/30/03                 118.821
  4/30/99                 83.997            6/30/03                 115.788
  5/31/99                 78.558            7/31/03                 116.395
  6/30/99                 82.599            8/29/03                 120.898
  7/30/99                 83.728            9/30/03                 120.898
  8/31/99                 88.211            10/31/03                126.571
  9/30/99                 92.435            11/28/03                126.087
  10/29/99                88.423            12/31/03                135.269
  11/30/99                90.088            1/30/04                 137.62
  12/31/99                92.273            2/27/04                 146.445
  1/31/00                 96.815            3/31/04                 150.837
  2/29/00                 98.063            4/30/04                 148.046
  3/31/00                 98.524            5/31/04                 150.436
  4/28/00                 96.882            6/30/04                 144.034
  5/31/00                102.843            7/30/04                 146.414
  6/30/00                104.764            8/31/04                 143.556
  7/31/00                 99.004            9/30/04                 153.175
  8/31/00                108.17             10/29/04                155.549
  9/29/00                106.975            11/30/04                153.406
  10/31/00               103.82             12/31/04                145.604
  11/30/00               111.59             1/31/05                 146.821
  12/29/00               114.613            2/28/05                 156.886
  1/31/01                111.374            3/31/05                 162.094
  2/28/01                110.479            4/29/05                 152.294
  3/30/01                105.372            5/31/05                 150.727
  4/30/01                108.708            6/30/05                 152.885
  5/31/01                106.091            7/29/05                 159.33
  6/29/01                101.571            8/31/05                 170.816
  7/31/01                102.57             9/30/05                 178.249
  8/31/01                102.225            10/31/05                166.516
  9/28/01                 95.107            11/30/05                166.402
  10/31/01                90.407            12/30/05                174.920
  11/30/01                90.959            1/30/06                 173.669
  12/31/01                89.033            2/28/06                 162.234
  1/31/02                 88.309            3/31/06                 165.194
  2/28/02                 90.476            4/28/06                 175.767

THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------


    DATE         SETTLEMENT PRICE              DATE         SETTLEMENT PRICE
--------------------------------------------------------------------------------
  5/31/06                176.679            9/29/06                 159.957
  6/30/06                173.235            10/31/06                166.817
  7/31/06                178.032            11/30/06                175.214
  8/31/06                170.876            12/29/06                166.509
                                            1/9/07                  155.88

PAST PERFORMANCE IS NOT INDICATIVE
OF FUTURE RESULTS.

The graph below illustrates the performance of the Index from January 30, 1998 through January 9, 2007.


[The following data represents a graph in the printed piece]

           1998        111.926
                       106.689
                       106.516
                       104.683
                        99.122
                        96.561
                        90.354
                        84.267
                        90.447
                        87.457
                        80.845
                        77.803
           1999         77.189
                        74.241
                        81.023
                        83.997
                        78.558
                        82.599
                        83.728
                        88.211
                        92.435
                        88.423
                        90.088
                        92.273
           2000         96.815
                        98.063
                        98.524
                        96.882
                       103.124
                       104.764
                        99.004
                        108.17
                       106.975
                        103.82
                        111.59
                       114.613
           2001        111.374
                       110.479
                       105.372
                       108.708
                       106.091
                       101.571
                        102.57
                       102.225
                        95.107
                        90.407
                        90.959
                        89.033
           2002         88.309
                        90.476
                        99.588
                        99.431
                        97.755
                        99.518
                        98.826
                       102.581
                       106.294
                       105.053
                       105.247
                       110.276
           2003        118.644
                       122.526
                       113.171
                        112.36
                       118.821
                       115.788
                       116.395
                       120.898
                       120.898
                       126.571
                       126.087
                       135.269
           2004         137.62
                       146.445
                       150.837
                       148.046
                       150.436
                       144.034
                       146.414
                       143.556
                       153.175
                       155.549
                       153.406
                         145.6
           2005        146.821
                       156.886
                       162.094
                       152.294
                       150.727
                       152.885
                        159.33
                       170.816
                       178.249
                       166.516
                       166.402
                       171.149
           2006        173.669
                       162.234
                       165.194
                       175.767
                       176.679
                       173.235
                       178.032
                       170.876
                       159.957
                       166.817
                       175.214
                       166.509
           2007         155.88

Source: Dow Jones & Company, Inc. (http://www.djindexes.com)

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

LICENSE AGREEMENT

"Dow Jones(SM)," "AIG(R)," "Dow Jones-AIG Commodity Index(SM)," "DJ-AIGCI(SM)", "Dow Jones ExEnergy Sub-Index(SM)," and "DJ-AIGXE(SM)"are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. ("American International Group"), as the case may be, and have been licensed for use for certain purposes by UBS AG. The Securities are not sponsored, endorsed, sold or promoted by Dow Jones, AIGI, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIGI, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

Dow Jones, AIGI and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Indices, which are published by Dow Jones and AIGI, in connection with certain products, including the Securities.

The license agreement between Dow Jones, AIGI and UBS provides that the following language must be set forth in this prospectus supplement: The Securities are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIGI or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Dow Jones, American International Group, AIGI or any and Dow Jones-AIG ExEnergy Sub-Index(SM) of their respective subsidiaries or affiliates to UBS is the licensing of certain trademarks, trade names and service marks and of the Dow Jones-AIG Commodity Index(SM), which are determined, composed and calculated by Dow Jones in conjunction with AIGI without regard to UBS or the Securities. Dow Jones and AIGI have no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Dow Jones-AIG Commodity Index(SM) and Dow Jones-AIG ExEnergy Sub-Index(SM). None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to Securities customers, in connection with the administration, marketing or trading of the Securities. Notwithstanding the foregoing, AIGI, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by UBS, but which may be similar to and competitive with the Securities. In addition, American International Group, AIGI and their respective subsidiaries or affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-AIG Commodity Index(SM) and the Dow Jones-AIG Commodity Index Total Return(SM), and Dow Jones-AIG ExEnergy Total Return Sub-Index(SM)), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-AIG Commodity Index(SM) and the Securities.

This prospectus supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-AIG Commodity Index(SM) components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Dow Jones-AIG Commodity Index(SM) is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates. The information in the prospectus supplement regarding the exchange-traded futures contracts on physical commodities which comprise the Dow Jones-AIG

THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

Commodity Index(SM) components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which comprise the Dow Jones-AIG Commodity Index(SM) in connection with the Securities. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which comprise the Dow Jones-AIG Commodity Index(SM), including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-AIG COMMODITY INDEX(SM) OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-AIG COMMODITY INDEX(SM) OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-AIG COMMODITY INDEX(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIGI AND UBS, OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

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THE DOW JONES-AIG COMMODITY INDEX
--------------------------------------------------------------------------------

THE COMMODITY FUTURES MARKETS

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as "short") and acquired by the purchaser (whose position is described as "long") or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin." This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and make the existing positions in the futures contract more or less valuable, a process known as "marking to market."

Futures contracts are traded on organized exchanges, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader's profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Index has been comprised exclusively of futures contracts traded on regulated exchanges.

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Valuation of the Securities

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return.

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 150.15% of the Index Return.

> If the Index Return is between 0% and -20%, you will receive your full principal (a zero return).

> If the Index Return is -20% or lower, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. For example, an Index Return of -25.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 20% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 80% OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-30.

PRIOR TO MATURITY. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

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Specific Terms of the Securities

In this section, references to "holders" mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Securities are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of the Dow Jones AIGCommodity Index(SM) (the "Index").

COUPON

We will not pay you interest during the term of the Securities.

DENOMINATIONS

Your minimum investment is 10,000 Securities at a principal amount at $10.00 per Security (for a total minimum purchase of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Securities.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return:

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 150.15% of the Index Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Participation Rate x Index Return)).

> If the Index Return is between 0% and -20%, you will receive your full principal (a zero return).


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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

> If the Index Return is -20% or lower, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -20%. For example, an Index Return of -25.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Index Return + 20%)).

IF THE INDEX HAS DECLINED BY MORE THAN 20% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 80% OF YOUR PRINCIPAL AT MATURITY.

The "Index Return" is calculated based on the level of the Index on the trade date relative to the final valuation date as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                     Index Starting Level

where the Index Starting Level is 155.88, the closing level of the Index on the trade date, and the Index Ending Level will be the closing level of the Index on the final valuation date.

THE RETURN ON THE INDEX MAY BE NEGATIVE, AND AS A RESULT YOU MAY LOSE SOME OF YOUR INVESTMENT.

MATURITY DATE

The maturity date will be January 17, 2012, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be January 9, 2012, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for the Index. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event the Index occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level.

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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

Any of the following will be a market disruption event:

> the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index;

> the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day's settlement price;

>    the Index is not published;

> the settlement price is not published for any individual exchange-traded futures contract included in the Index; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-36.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Commodity.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Securities in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Securities on any day will be an amount, in U.S. Dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If Dow Jones and/or AIGI discontinues publication of the Index and they or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the Index and approves such substitute index as a successor index, then the calculation agent will determine the Index Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the level of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more Indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index have changed at any time in any respect that causes the Index not to fairly represent the level of the Index had such changes not been made or that otherwise affects the calculation of the Index Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Ending Level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Securities will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on Constituent Stocks or the Index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Index Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Index or the value of the Index Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market Indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on Indices designed to track the performance of the Index or other components of the commodities markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-9 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2006 (UNAUDITED)                    CHF          USD
------------------------------------------------------------------------
                                                         (IN MILLIONS)

Debt

  Debt issued(1) ................................   311,351      248,878
                                                    -------      -------
  Total Debt ....................................   311,351      248,878
Minority Interest(2) ............................     6,300        5,036
Shareholders' Equity ............................    48,403       38,691
                                                    -------      -------
Total capitalization ............................   366,054      292,604
                                                    =======      =======
----------------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.79935 (the exchange rate in effect as of September 30, 2006).

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Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE SECURITIES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE SECURITIES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE SECURITIES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     o    a dealer in securities,

     o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

     o    a bank,

     o    a life insurance company,

     o    a tax-exempt organization,

     o a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

     o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are:
(i) a citizen or resident of the United States, (ii) a domestic corporation,
(iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities as a pre-paid cash-settled forward contract with respect to the Index and the terms of the Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you would recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In

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SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (I.E., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions ("Reportable Transactions") on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     o payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

     o the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

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SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

     o    fails to provide an accurate taxpayer identification number,

     o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

     o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     o the proceeds are transferred to an account maintained by you in the United States,

     o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

     o    a United States person,

     o    a controlled foreign corporation for United States tax purposes,

     o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

     o    a foreign partnership, if at any time during its tax year:

          o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

          o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

--------------------------------------------------------------------------------

ERISA Considerations

We, UBS Securities LLC, and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or
Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. In connection with the sale of these Securities, UBS Financial Services Inc. will receive a fee of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on or about the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in T + 5, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

-----------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ................    S-1
Risk Factors .................................    S-9
The Dow Jones-AIG Commodity Index ............   S-17
Valuation of the Securities ..................   S-29
Specific Terms of the Securities .............   S-30

USE OF PROCEEDS AND HEDGING ..................   S-36
Capitalization of UBS ........................   S-37
Supplemental U.S. Tax Considerations .........   S-38
ERISA Considerations .........................   S-41
Supplemental Plan of Distribution ............   S-42

PROSPECTUS

Introduction .................................      3
Cautionary Note Regarding Forward-
  Looking Information ........................      5
Incorporation of Information About
  UBS AG .....................................      7
Where You Can Find More Information ..........      8
Presentation of Financial Information ........      9
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and Others ..     10
Capitalization of UBS ........................     10
UBS ..........................................     11
Use of Proceeds ..............................     13
Description of Debt Securities We May
  Offer ......................................     14
Description of Warrants We May Offer .........     36
Legal Ownership and Book-Entry
  Issuance ...................................     53
Considerations Relating to Indexed
  Securities .................................     59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency .................     62
U.S. Tax Considerations ......................     65
Tax Considerations Under the Laws of
  Switzerland ................................     76
ERISA Considerations .........................     78
Plan of Distribution .........................     79
Validity of the Securities ...................     82
Experts ......................................     82




Performance
Securities
with Partial
Protection


UBS AG $5,500,000 SECURITIES
LINKED TO THE DOW JONES AIG
COMMODITY INDEX(SM) DUE
JANUARY 17, 2012

PROSPECTUS SUPPLEMENT

JANUARY 9, 2007
(TO PROSPECTUS DATED MARCH 27, 2006)

[Logo Graphic omitted]

UBS INVESTMENT BANK